DLH Reports Fiscal 2026 Third Quarter Results
ATLANTA, July 29, 2026 – DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of digital transformation and cybersecurity, systems engineering and integration, and science research and development, today announced financial results for its fiscal third quarter ended June 30, 2026.

Q3 Highlights:

•Announced management changes at the end of the quarter, with the appointments of Kathryn JohnBull to President and CEO and Steve Oroho to CFO and Treasurer
•Revenue declined year-over-year primarily reflecting the transition of legacy programs to small-business set-aside contractors
•Completed indirect cost reduction actions that strengthen the Company’s competitive position by aligning the operating structure with expected, near-term revenue volumes
•Delivered Adjusted EBITDA of $3.4 million, or 7.6% of revenue
•Generated Operating and Free Cash Flow of $4.2 million, as debt was reduced to $128.7 million, from $132.7 million at the end of the second quarter
Management Discussion:
“Being appointed CEO following Zach Parker's retirement is a tremendous honor," said Kathryn JohnBull, President and Chief Executive Officer. "Having aligned indirect costs with expected revenue volumes, I am confident that DLH is competitively positioned to capitalize on a healthy pipeline of organic growth opportunities. As our third-quarter results reflect recent growth challenges and the completion of legacy programs, we expect fourth-quarter revenue to be generated entirely by our technology-powered solutions. We also anticipate our actions to align our indirect costs with these revenue volumes will enable us to maintain Adjusted EBITDA margins at approximately the same level as in the third quarter.

"With that in mind our strategic priorities are clear: drive disciplined organic growth across core markets and capabilities; improve operating leverage; and reduce debt as rapidly as possible. We believe DLH is positioned for improved performance in fiscal 2027 and remain laser focused on creating long-term shareholder value.”

Operating Financial Summary

	Three Months Ended
	June 30,
$ million	2026	2025	% Change
Revenue	$44.2	$83.3	(46.9)%
Income (Loss) from Operations	$(3.9)	$3.8	(202.6)%
Adjusted Income (Loss) from Operations	$(0.6)	$3.8	(115.8)%
Net Income (Loss)⁽¹⁾	$(16.8)	$0.3	(5700.0)%
Diluted Earnings (Loss) Per Share⁽¹⁾	$(1.16)	$0.02	(5900.0)%
Adjusted EBITDA	$3.4	$8.1	(58.0)%
Adjusted EBITDA Margin on Revenue	7.6%	9.7%	(21.6)%
Cash provided by Operating Activities	$4.2	$9.6	(56.3)%
Free Cash Flow⁽²⁾	$4.2	$9.6	(56.3)%
(1) Reflects the $10.4 million impact of a valuation allowance recorded against our deferred tax assets.
(2) Operating cash flow and free cash flow for the quarter are derived by subtracting from this quarter's year-to-date amount the year-to-date amount reported in the Company’s prior Quarterly Report on Form 10-Q.
Reconciliations of EBITDA and Adjusted EBITDA are included later in this press release.
Additional Financial Metrics

	June 30, 2026	September 30, 2025	% Change
Debt	$128.7	$131.6	(2.2)%
Backlog	$408.5	$514.3	(20.6)%

Earnings Call & Webcast:
DLH management will discuss third quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time tomorrow, July 30, 2026. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 855-669-9685 and entering the conference ID #1652291.

About DLH:
DLH (NASDAQ: DLHC) enhances technology, public health, and cyber security readiness missions through science, technology, cyber, and engineering solutions and services. Our experts solve some of the most complex and critical missions faced by federal customers, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With a world-class workforce dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to innovative solutions to improve the lives of millions. For more information, visit www.DLHcorp.com.
Contact Information:
Investor Relations
Chris Witty
(646) 438-9385
cwitty@darrowir.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward-looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding benefits of acquisitions, estimates of future revenues, operating income, earnings, earnings per share, backlog, and cash flows. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the failure to achieve the anticipated benefits of any future acquisition (including anticipated future financial operating performance and results); the inability to retain employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; our ability to manage our debt obligations; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities; legal, regulatory, and political changes from the federal government that could result in economic uncertainty; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as well as interim quarterly filings thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements.

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$44,225	$83,343	$172,383	$263,337
Cost of operations:
Contract costs	36,819	67,649	140,229	212,014
General and administrative costs	7,337	7,631	22,104	23,937
Depreciation and amortization	4,001	4,308	12,600	12,880
Total operating costs	48,157	79,588	174,933	248,831
Income (loss) from operations	(3,932)	3,755	(2,550)	14,506
Interest expense, net	3,082	3,540	9,617	11,549
Income (loss) before provision for income taxes	(7,014)	215	(12,167)	2,957
Provision for income taxes (benefit)	9,773	(74)	8,479	676
Net income (loss)	$(16,787)	$289	$(20,646)	$2,281

Net income (loss) per share
Basic	$(1.16)	$0.02	$(1.42)	$0.16
Diluted	$(1.16)	$0.02	$(1.42)	$0.16
Weighted average common stock outstanding
Basic	14,493	14,386	14,493	14,386
Diluted	14,493	14,450	14,493	14,458

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value of shares)

	June 30, 2026	September 30, 2025
	(unaudited)
ASSETS
Current assets:
Cash	$235	$125
Accounts receivable	24,408	38,394
Other current assets	4,062	4,018
Total current assets	28,705	42,537
Goodwill	138,161	138,161
Intangible assets, net	79,818	91,865
Operating lease right-of-use assets	7,249	8,764
Deferred tax asset	—	7,947
Equipment and improvements, net	761	1,274
Other long-term assets	115	115
Total assets	$254,809	$290,663
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$10,398	$19,246
Accrued payroll	7,836	12,153
Debt obligations - current, net of deferred financing costs	21,372	8,067
Operating lease liabilities - current	2,872	2,918
Other current liabilities	57	287
Total current liabilities	42,535	42,671
Long-term liabilities:
Debt obligations - long-term, net of deferred financing costs	104,942	119,966
Operating lease liabilities - long-term	11,958	14,022
Deferred tax liability	1,111	—
Other long-term liabilities	999	1,046
Total liabilities	161,545	177,705
Shareholders' equity:
Common stock, $0.001 par value; 40,000 shares authorized; 14,493 and 14,493 shares issued and outstanding at June 30, 2026 and September 30, 2025, respectively	14	14
Additional paid-in capital	102,686	101,734
Retained earnings (accumulated deficit)	(9,436)	11,210
Total shareholders’ equity	93,264	112,958
Total liabilities and shareholders' equity	$254,809	$290,663

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(Amounts in thousands)

	Nine Months Ended
	June 30,
	2026	2025
Operating activities
Net income (loss)	$(20,646)	$2,281
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,600	12,880
Amortization of deferred financing costs charged to interest expense	1,291	1,309
Stock-based compensation expense	1,045	1,284
Deferred income taxes, net	9,058	1,437
Changes in operating assets and liabilities:
Accounts receivable	13,986	4,933
Other assets	1,438	(4,216)
Accounts payable and accrued liabilities	(8,848)	(11,614)
Accrued payroll	(4,317)	2,175
Other liabilities	(2,388)	2,067
Net cash provided by operating activities	3,219	12,536
Investing activities
Purchase of equipment and improvements	(39)	(213)
Net cash used in investing activities	(39)	(213)
Financing activities
Proceeds from revolving line of credit	154,580	172,056
Repayments of revolving line of credit	(148,898)	(170,075)
Repayments of secured term loan	(8,500)	(14,250)
Payments of deferred financing costs	(159)	(202)
Payments for taxes related to net share settlement of restricted stock units	(93)	—
Net cash used in financing activities	(3,070)	(12,471)
Net change in cash	110	(148)
Cash - beginning of period	125	342
Cash - end of period	$235	$194
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$7,952	$10,415
Cash paid during the period for income taxes	$779	$563
Supplemental disclosure of non-cash activity
Common stock surrendered for the settlement of restricted stock units	$93	$—
Lease liability recognized to acquire a right-of-use asset	$—	$4,187

Non-GAAP Financial Measures
The Company uses Adjusted Income from Operations, EBITDA, Adjusted EBITDA, EBITDA as a percent of revenue, and Adjusted EBITDA as a percent of revenue as supplemental non-GAAP measures of performance. The Company uses Free Cash Flow as a supplemental non-GAAP liquidity measure. We define the measures as follows:
Adjusted Income from Operations represents income from operations before the costs associated with scaling indirect expenses within contract and general and administrative costs to revenue volume, referred to below as cost scaling initiatives.
EBITDA represents net income before income taxes, interest, depreciation and amortization; Adjusted EBITDA represents net income before income taxes, interest, depreciation and amortization, and the costs associated with scaling general and administrative costs to revenue volume.
EBITDA and Adjusted EBITDA as a percent of revenue are calculated by dividing EBITDA or Adjusted EBITDA, respectively, for the measurement period by revenue for the same period.
Free Cash Flow is net cash provided by operating activities less the impact of purchases of equipment and improvements.
Adjusted Income from Operations, EBITDA, Adjusted EBITDA, EBITDA as a percent of revenue, and Adjusted EBITDA as a percent of revenue are non-GAAP measures of performance and are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Free Cash Flow, a non-GAAP liquidity measure, is used by management to assess our ability to generate cash from our business operations and plan for future operating and capital actions.
Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.
Adjusted Income from Operations, EBITDA, Adjusted EBITDA, EBITDA as a percent of revenue, Adjusted EBITDA as a percent of revenue, and Free Cash Flow are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance and liquidity investors should (i) evaluate adjustments in our reconciliation to the nearest GAAP financial measures and (ii) use non-GAAP measures in addition to, and not as an alternative to, measures of our operating results, as defined under GAAP.

Reconciliation of GAAP Measures to Adjusted Income from Operations, EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2026	2025	Change	2026	2025	Change
Adjusted Income (Loss) from Operations
Income (Loss) from Operations	$(3,932)	$3,755	$(7,687)	$(2,550)	$14,506	$(17,056)
Cost scaling initiatives⁽¹⁾	3,283	—	3,283	5,174	—	5,174
Adjusted Income (Loss) from Operations	$(649)	$3,755	$(4,404)	$2,624	$14,506	$(11,882)

EBITDA and Adjusted EBITDA
Net income (loss)	$(16,787)	$289	$(17,076)	$(20,646)	$2,281	$(22,927)
Depreciation and amortization	4,001	4,308	(307)	12,600	12,880	(280)
Interest expense, net	3,082	3,540	(458)	9,617	11,549	(1,932)
Provision for income taxes (benefit)	9,773	(74)	9,847	8,479	676	7,803
EBITDA	$69	$8,063	$(7,994)	$10,050	$27,386	$(17,336)
Cost scaling initiatives⁽¹⁾	3,283	—	3,283	5,174	—	5,174
Adjusted EBITDA	$3,352	$8,063	$(4,711)	$15,224	$27,386	$(12,162)
Net income (loss) as a % of revenue	(38.0)%	0.3%		(12.0)%	0.9%
EBITDA as a % of revenue	0.2%	9.7%		5.8%	10.4%
Adjusted EBITDA as a % of revenue	7.6%	9.7%		8.8%	10.4%
Revenue	$44,225	$83,343		$172,383	$263,337
(1) Cost scaling initiatives represent expenses the Company has incurred as it scales its operations to align with its current contract volume, driven by the previously disclosed transition of programs from the Company's role as prime contractor to small business contractors. These costs are reported within the contract costs and general and administrative line items.

Reconciliation of Free Cash Flow (in thousands):

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2026	2025	Change	2026	2025	Change
Net cash provided by operating activities	$4,204	$9,571	$(5,367)	$3,219	$12,536	$(9,317)
Less: Purchases of equipment and improvements	—	—	—	(39)	(213)	174
Free Cash Flow⁽¹⁾	$4,204	$9,571	$(5,367)	$3,180	$12,323	$(9,143)
(1) Operating cash flow and free cash flow for the quarter are derived by subtracting from this quarter's year-to-date amount the year-to-date amount reported in the Company’s prior Quarterly Report on Form 10-Q.